EXHIBIT A

                                 DPL INC.
                    CONSOLIDATING FINANCIAL STATEMENTS
                             INCOME STATEMENT
                      YEAR-TO-DATE DECEMBER 31, 1998
                              ($) MILLIONS


                             DPL INC   DP&L CONS     SUBS    ELIMIN     TOTAL
                             -------   ---------     ----    ------     -----
Utility Service Revenue          0.0     1,284.2      0.0      (2.2)  1,282.0
Non-Utility Revenue            191.8         0.0     90.5    (212.0)     70.3
                               -----     -------     ----     -----   -------
Total Operating Revenue        191.8     1,284.2     90.5    (214.2)  1,352.3
                               -----     -------     ----     -----   -------

Fuel and Purchased Power         0.0       257.4      0.0       0.0     257.4
Gas Purchased for Resale         0.0       127.9     58.5       0.0     186.4
Operation & Maintenance          0.8       244.3      7.3     (22.5)    230.0
Depreciation & Amortization      0.0       125.5      1.6       0.0     127.1
General Taxes                    0.0       136.2      0.3       0.0     136.5
                               -----     -------     ----     -----   -------
Total Operating Expense          0.8       891.3     67.7     (22.5)    937.3
                               -----     -------     ----     -----   -------
Operating Income Before Tax    191.0       392.9     22.8    (191.7)    415.0

Income Taxes                    (1.5)      113.0      8.9       0.0     120.4
                               -----     -------     ----     -----   -------
Operating Income After Tax     192.5       279.9     13.9    (191.7)    294.6

Interest Expense                 4.3        88.6      0.5      (0.5)     92.9
Preferred Stock Dividends        0.0         0.9      0.0       0.0       0.9
Interest & Other Income &
 Deductions, net                (0.9)      (11.2)   (11.9)      2.7     (21.3)
                               -----     -------     ----     -----   -------
Net Operating Income           189.1       201.6     25.3    (193.9)    222.1

Deferral (Amort) of
 Regulatory Assets               0.0       (33.0)     0.0       0.0     (33.0)
                               -----     -------     ----     -----   -------
Net Income                     189.1       168.6     25.3    (193.9)    189.1
                               =====     =======     ====     =====   =======

                                EXHIBIT A

                                 DPL INC.
                    CONSOLIDATING FINANCIAL STATEMENTS
                             BALANCE SHEET
                      YEAR-TO-DATE DECEMBER 31, 1998
                              ($) MILLIONS


                             DPL INC  DP&L CONS    SUBS     ELIMIN      TOTAL
                             -------  ---------    ----     ------      -----
Property                         0.0    3,714.5    28.8        0.0    3,743.3
Accumulated Depreciation
 & Amort                         0.0   (1,484.9)  (19.7)       0.0   (1,504.6)
                             -------    -------   -----   --------    -------
Net Property                     0.0    2,229.6     9.1        0.0    2,238.7
                             -------    -------   -----   --------    -------

Cash & Temporary Investments     0.4        1.9    11.4        0.0       13.7
Accounts Receivable (Net)       12.3      219.2    20.2      (24.0)     227.7
Inventory                        0.0      112.2     0.2        0.0      112.4
Taxes Applicable to
 Subsequent Years                0.0       93.4     0.0        0.0       93.4
Other Current Assets             0.1       49.7     3.2       (5.4)      47.6
                             -------    -------   -----    -------    -------
Total Current Assets            12.8      476.4    35.0      (29.4)     494.8
                             -------    -------   -----    -------    -------

Income Tax Assets                0.0      195.5     0.0        0.0      195.5
Regulatory Assets                0.0       82.2     0.0        0.0       82.2
Financial Assets                 1.4      232.2   463.5        0.0      697.1
Other Assets                 1,548.7      196.5     4.4   (1,602.0)     147.6
                             -------    -------   -----    -------    -------
Total Other Assets           1,550.1      706.4   467.9   (1,602.0)   1,122.4
                             -------    -------   -----    -------    -------
Total Assets                 1,562.9    3,412.4   512.0   (1,631.4)   3,855.9
                             =======    =======   =====    =======    =======

Accounts Payable                 4.1      106.6    16.3      (18.0)     109.0
Short-Term Debt                 15.0      181.2     4.3       (5.6)     194.9
Accrued Taxes                    3.8      160.9     0.5        0.0      165.2
Accrued Interest                 4.1       20.7     0.0        0.0       24.8
Other Current Liabilities        4.1       50.2    12.0      (11.4)      54.9
                             -------    -------   -----    -------    -------
Total Current Liabilities       31.1      519.6    33.1      (35.0)     548.8
                             -------    -------   -----    -------    -------

Deferred Credits & Other         0.1      153.8   150.7        0.0      304.6
Unamort Investment Tax Credit    0.0       69.3     0.1        0.0       69.4
Deferred Income Taxes            0.0      488.2   (19.1)      (8.5)     460.6
                             -------    -------   -----    -------    -------
Total Deferred Credits
 & Other                         0.1      711.3   131.7       (8.5)     834.6
                             -------    -------   -----    -------    -------

Common Stock                     1.6        0.4     0.1       (0.5)       1.6
Other Paid-In Capital          730.0      788.2   280.3   (1,093.9)     704.6
Earnings Reinvested            619.8      450.8    37.6     (477.9)     630.3
Accumulated Other
 Comprehensive Income            0.0       33.6    29.2      (15.6)      47.2

Pref Stock w/o Mand. Redmp.      0.0       22.9     0.0        0.0       22.9
Total Long-Term Debt           180.3      885.6     0.0        0.0    1,065.9
                             -------    -------   -----    -------    -------

Total Capitalization         1,531.7    2,181.5   347.2   (1,587.9)   2,472.5
                             -------    -------   -----    -------    -------
Total Liabilities & Equity   1,562.9    3,412.4   512.0   (1,631.4)   3,855.9
                             =======    =======   =====    =======    =======

                                EXHIBIT A

                     THE DAYTON POWER & LIGHT COMPANY
                    CONSOLIDATING FINANCIAL STATEMENTS
                            INCOME STATEMENT
                      YEAR-TO-DATE DECEMBER 31, 1998
                              ($) MILLIONS


                                  DP&L      SUBS     ELIMIN       TOTAL
                                  ----      ----     ------       -----
Utility Service Revenue        1,284.2       0.0        0.0     1,284.2
Non-Utility Revenue                0.0       0.7       (0.7)        0.0
                               -------       ---        ---     -------
Total Operating Revenue        1,284.2       0.7       (0.7)    1,284.2
                               -------       ---        ---     -------

Fuel and Purchased Power         257.3       0.0        0.0       257.3
Gas Purchased for Resale         127.9       0.0        0.0       127.9
Operation & Maintenance          244.2       0.8       (0.7)      244.3
Depreciation & Amortization      125.4       0.2        0.0       125.6
General Taxes                    136.2       0.0        0.0       136.2
                               -------       ---        ---     -------
Total Operating Expense          891.0       1.0       (0.7)      891.3
                               -------       ---        ---     -------
Operating Income Before Tax      393.2      (0.3)       0.0       392.9

Income Taxes                     111.7       1.3        0.0       113.0
                               -------       ---        ---     -------
Operating Income After Tax       281.5      (1.6)       0.0       279.9

Interest Expense                  88.5       0.1        0.0        88.6
Preferred Stock Dividends          0.9       0.0        0.0         0.9
Interest & Other Income
 deductions, net                  (9.5)     (4.2)       2.5       (11.2)
                               -------       ---        ---     -------
Net Operating Income             201.6       2.5       (2.5)      201.6

Deferral (Amort) of
 Regulatory Assets               (33.0)      0.0        0.0       (33.0)
                               -------       ---        ---     -------
Net Income                       168.6       2.5       (2.5)      168.6
                               =======       ===        ===     =======

                                EXHIBIT A

                     THE DAYTON POWER & LIGHT COMPANY
                    CONSOLIDATING FINANCIAL STATEMENTS
                             BALANCE SHEET
                      YEAR-TO-DATE DECEMBER 31, 1998
                             ($) MILLIONS


                                  DP&L      SUBS     ELIMIN       TOTAL
                                  ----      ----     ------       -----
Property                       3,713.4       2.5       (1.4)    3,714.5
Accumulated Depreciation
 & Amort                      (1,483.7)     (1.2)       0.0    (1,484.9)
                               -------     -----      -----     -------
Net Property                   2,229.7       1.3       (1.4)    2,229.6
                               -------     -----      -----     -------

Cash & Temporary Investments       0.7       1.2        0.0         1.9
Accounts Receivable (Net)        220.4       0.0       (1.2)      219.2
Inventory                        112.2       0.0        0.0       112.2
Taxes Applicable to
 Subsequent Years                 93.4       0.0        0.0        93.4
Other Current Assets              49.7       0.0        0.0        49.7
                               -------     -----      -----     -------
Total Current Assets             476.4       1.2       (1.2)      476.4
                               -------     -----      -----     -------

Income Tax Assets                195.5       0.0        0.0       195.5
Regulatory Assets                 82.2       0.0        0.0        82.2
Financial Assets                  25.3     231.7      (24.8)      232.2
Other Assets                     402.9       0.0     (206.4)      196.5
                               -------     -----      -----     -------
Total Other Assets               705.9     231.7     (231.2)      706.4
                               -------     -----      -----     -------
Total Assets                   3,412.0     234.2     (233.8)    3,412.4
                               =======     =====      =====     =======


Accounts Payable                 106.6       1.0       (1.0)      106.6
Short-Term Debt                  179.9       1.5       (0.2)      181.2
Accrued Taxes                    160.5       0.4        0.0       160.9
Accrued Interest                  20.7       0.0        0.0        20.7
Other Current Liabilities         50.2       0.0        0.0        50.2
                               -------     -----      -----     -------
Total Current Liabilities        517.9       2.9       (1.2)      519.6
                               -------     -----      -----     -------

Deferred Credits & Other         153.8       0.0        0.0       153.8
Unamort Investment Tax Credit     69.3       0.0        0.0        69.3
Deferred Income Taxes            488.1       8.8       (8.7)      488.2
                               -------     -----      -----     -------
Total Deferred Credits
 & Other                         711.2       8.8       (8.7)      711.3
                               -------     -----      -----     -------

Common Stock                       0.4       0.0        0.0         0.4
Other Paid-In Capital            788.2     202.5     (202.5)      788.2
Earnings Reinvested              468.3       3.9      (21.4)      450.8
Accumulated Other
 Comprehensive Income             17.5      16.1        0.0        33.6

Pref Stock w/o Mand. Redmp.       22.9       0.0        0.0        22.9
Total Long-Term Debt             885.6       0.0        0.0       885.6
                               -------     -----      -----     -------
Total Capitalization           2,182.9     222.5     (223.9)    2,181.5
                               -------     -----      -----     -------
Total Liabilities & Equity     3,412.0     234.2     (233.8)    3,412.4
                               =======     =====      =====     =======